Exhibit 99.1

PRESS RELEASE

Contacts

Zhone Technologies Reports Fourth Quarter 2008 Financial Results

Oakland, CA — January 28, 2009 — Zhone Technologies, Inc. (NASDAQ: ZHNE), the global leader in single-platform delivery of voice, DSL, EFM, FTTx and wireless services, today reported its financial results for the fourth quarter ended December 31, 2008.

Revenue for the fourth quarter of 2008 was $31.0 million compared with $32.0 million for the third quarter of 2008 and $46.6 million for the fourth quarter of 2007. Net loss for the fourth quarter of 2008, calculated in accordance with generally accepted accounting principles (“GAAP”), was $4.7 million or $0.03 per share compared with a net loss of $6.5 million or $0.04 per share for the third quarter of 2008, and a net loss of $1.2 million or $0.01 per share for the fourth quarter of 2007. Pro forma earnings before stock-based compensation, interest, taxes, depreciation, restructuring, lease liability accruals, gain on sale of intangible assets, and goodwill impairment (“EBITDA”) was a $4.5 million loss for the fourth quarter of 2008, compared to a pro forma EBITDA loss of $4.6 million for the third quarter of 2008, and pro forma EBITDA was breakeven for the fourth quarter of 2007.

Zhone’s chief executive officer Mory Ejabat stated, “Our customer wins and RUS certification of our MALC GPON solution were unfortunately overshadowed by continued difficult business conditions affecting our financial performance. Until the economic environment improves, we will continue to increase focus on the growth segments in access while reducing operating expenses and improving gross margins by reducing the cost of our products.”

Zhone will conduct a conference call and audio webcast today, January 28, 2009, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2008 results. This call is open to the public by dialing +1 (866) 543-6407 for U.S. callers and +1 (617) 213-8898 for international callers and then entering passcode 13147718. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 33011332. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in multi-service access network solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s broadest fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies, enabling a full suite of services, including residential and business broadband, VoIP, and High-Definition IPTV. Zhone’s converged multi-service access platform helps operators rapidly deploy premium services using copper, fiber, and wireless while improving network agility and reducing costs. www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice. Copyright © 2008 Zhone Technologies, Inc. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to projected improvement of gross margins; and anticipated reduction of expenses. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of our products; intense competition in the communications equipment market; our ability to execute on our strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2007 and Zhone’s quarterly reports on Form 10-Q for the quarters ended September 30 2008, June 30, 2008 and March 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net revenue	$31,038	$32,020	$46,613	$146,160	$175,448
Cost of revenue	21,017	22,332	30,493	100,938	116,074
Stock-based compensation	23	44	28	158	296

Gross profit	9,998	9,644	16,092	45,064	59,078

Operating expenses:
Research and product development (1)	6,283	6,480	7,382	27,063	32,720
Sales and marketing (1)	6,189	6,483	8,051	28,269	33,192
General and administrative (1)	2,920	2,834	1,643	15,154	9,511
Gain on sale of intangible assets	(1,100)	—	—	(4,397)	(5,000)
Goodwill impairment	—	—	—	70,401	—

Total operating expenses	14,292	15,797	17,076	136,490	70,423

Operating loss	(4,294)	(6,153)	(984)	(91,426)	(11,345)
Other expense, net	(343)	(326)	(142)	(839)	(363)

Loss before income taxes	(4,637)	(6,479)	(1,126)	(92,265)	(11,708)
Income tax provision	94	50	106	270	394

Net loss	$(4,731)	$(6,529)	$(1,232)	$(92,535)	$(12,102)

Basic and diluted net loss per share	$(0.03)	$(0.04)	$(0.01)	$(0.62)	$(0.08)

Weighted average shares outstanding used to compute basic and diluted net loss per share	150,595	150,443	149,907	150,331	149,623

(1) Amounts include stock-based compensation costs as follows:

Research and product development	90	116	92	479	717
Sales and marketing	99	146	91	511	603
General and administrative	257	292	193	1,195	1,250

	446	554	376	2,185	2,570

GAAP net loss	$(4,731)	$(6,529)	$(1,232)	$(92,535)	$(12,102)
Stock-based compensation	469	598	404	$2,343	2,866
Interest expense, net	298	293	118	$917	400
Income taxes	94	50	106	$270	394
Depreciation	496	573	616	$2,204	2,660
Restructuring	—	380	—	$380	—
Lease liability accrual	—	—	—	$3,305	—
Gain on sale of intangible assets	(1,100)	—	—	$(4,397)	(5,000)
Goodwill impairment	—	—	—	$70,401	—

Non-GAAP pro forma EBITDA	$(4,474)	$(4,635)	$12	$(17,112)	$(10,782)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash, cash equivalents and short-term investments	$36,243	$50,165
Accounts receivable	23,665	33,258
Inventories	40,706	44,698
Prepaid expenses and other current assets	2,654	3,804

Total current assets	103,268	131,925
Property and equipment, net	20,003	20,818
Goodwill	—	70,401
Restricted cash	123	186
Other assets	55	76

Total assets	$123,449	$223,406

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,719	$21,276
Line of credit	15,000	15,000
Current portion of long-term debt	380	265
Accrued and other liabilities	13,162	17,888

Total current liabilities	41,261	54,429
Long-term debt, less current portion	18,698	19,140
Other long-term liabilities	4,193	290

Total liabilities	64,152	73,859

Stockholders’ equity:
Common stock	151	150
Additional paid-in capital	1,064,493	1,061,849
Other stockholders’ equity	250	610
Accumulated deficit	(1,005,597)	(913,062)

Total stockholders’ equity	59,297	149,547

Total liabilities and stockholders' equity	$123,449	$223,406